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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statements on Form S-8 related to certain restricted shares and stock options filed on September 29, 1994; Form S-8 related to the Non-Employee Trustee Share Plan filed on May 15, 1997; Form S-8 related to the Employee Share Purchase Plan filed on May 15, 1997; Form S-8 related to changes to First Amended and Restated Employee Share Option and Restricted Share Plan and Non-Employee Trustee Share Option Plan filed on May 15, 1997; Form S-3 related to Shelf Registration filed November 20, 1997; Form S-3 related to the Dividend Reinvestment Plan filed on April 11, 1995, as amended; Form S-8 related to the registration of common shares issuable under the Colonial Properties Trust 401(k)/Profit-Sharing Plan filed on October 15, 1996; Form S-8 related to the second amended and restated employee share option and restricted share plan filed on July 31, 1998; Form S-3 related to the dividend reinvestment share plan filed October 23, 2000; Form S-3 related to the registration of common shares issuable under the Colonial Realty Limited Partnership Executive Unit Purchase Program filed on February 6, 2001; Form S-3 related to the registration of common shares issuable under the Colonial Properties Trust Dividend Reinvestment and Share Purchase Plan filed on October 30, 2002; and Form S-3 related to the Shelf Registration filed on May 9, 2003, of Colonial Properties Trust of our report dated March 1, 2004, except for Notes 3 and 7, as to which the date is November 30, 2004, relating to financial statements and financial statement schedules, which appears in this Current Report on Form 8-K.

PricewaterhouseCoopers LLP
Birmingham, Alabama
December 7, 2004

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